Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Freeport-McMoRan Inc. for the registration of:

•	$179,127,000 in aggregate principal amount of 6.125% Senior Notes due 2019 and related guarantee,

•	$552,107,000 in aggregate principal amount of 6.50% Senior Notes due 2020 and related guarantee,

•	$228,133,000 in aggregate principal amount of 6.625% Senior Notes due 2021 and related guarantee,

•	$403,707,000 in aggregate principal amount of 6.75% Senior Notes due 2022 and related guarantee, and

•	$728,030,000 in aggregate principal amount of 6.875% Senior Notes due 2023 and related guarantee,

and to the incorporation by reference therein of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Freeport-McMoRan Inc., and the effectiveness of internal control over financial reporting of Freeport-McMoRan Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 10, 2017